                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       AMERICAN WATER WORKS COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware               1025 Laurel Oak Road             51-0063696
(State of Incorporation)    Voorhees, New Jersey 08043       (I.R.S. Employer
                              (Address of principal       Identification Number)
                          executive offices) (Zip Code)

                       2000 STOCK AWARD AND INCENTIVE PLAN
                            (Full Title of the Plan)

                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                       DIRECTOR DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

               SAVINGS PLAN FOR EMPLOYEES OF AMERICAN WATER WORKS
                  COMPANY, INC. AND ITS DESIGNATED SUBSIDIARIES
                            (Full Title of the Plan)

             EMPLOYEES' STOCK OWNERSHIP PLAN OF AMERICAN WATER WORKS
                  COMPANY, INC. AND ITS DESIGNATED SUBSIDIARIES
                            (Full Title of the Plan)


             W. Timothy Pohl, Esquire, General Counsel and Secretary
                       American Water Works Company, Inc.
                              1025 Laurel Oak Road
                           Voorhees, New Jersey 08043
                     (Name and Address of Agent For Service)
                                 (856) 346-8200
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Craig L. Godshall, Esq.
                                     Dechert
                            4000 Bell Atlantic Plaza
                                1717 Arch Street
                             Philadelphia, PA 19103
                                 (215) 994-2491


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
                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                     Proposed           Proposed
Title of                                             maximum            maximum
Securities                                           offering           aggregate      Amount of
to be                           Amount to be         price per          offering       registration
registered                      registered           share              price          fee

Common Stock, par
value 1.25 per share            766,100 shares(2)    $22.56  (4)        $17,283,216    $ 4,320.80
Common Stock, par
value 1.25 per share             11,893 shares(2)    $23.4375(4)        $   278,742    $    69.69
Common Stock, par
value 1.25 per share            133,050 shares(2)    $28.1875(4)        $ 3,750,347    $   937.59
Common Stock, par
value 1.25 per share          2,148,957 shares(3)    $30.99  (5)        $66,596,177    $16,649.04
Interests in the Plans(1)            --                    --                    --            --
Total Registration            3,060,000 shares                                         $21,977.12
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Represents Shares issuable upon the exercise of options granted pursuant to the Company's 2000 Stock Award and Incentive Plan at the offering price indicated.

(3) Represents 1,088,957 shares to be issued pursuant to the Company's 2000 Stock Award and Incentive Plan, 50,000 shares under the Company's Deferred Compensation Plan, 10,000 shares under the Company's Director Deferred Compensation Plan, 500,000 shares under the Savings Plan For Employees Of American Water Works Company, Inc. and its Designated Subsidiaries, and 500,000 shares under the Employees' Stock Ownership Plan Of American Water Works Company, Inc. and its Designated Subsidiaries.

(4) Estimated pursuant to Rule 457(h)(i)for the purpose of computing the registration fee on the basis of the price at which the options may be exercised.

(5) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of $30.99 per share, the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 1, 2001.

                          EXHIBIT INDEX IS ON PAGE II-7
===============================================================================

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                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed or to be filed by the American Water Works Company, Inc. ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

                        1. Annual Report on Form 10-K filed with the Commission
                  pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended December 31, 2000.

                        2. Annual Report of the Savings Plan for Employees of
                  American Water Works Company, Inc. and its Designated Subsidiaries on Form 11-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Plan's fiscal year ended December 31, 1999.

                        3. The description of Common Stock of the Registrant
                  contained in the Registrant's Registration Statement No. 333-02279 on Form S-3.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

      As authorized by Section 145 of the Delaware General Corporation Law,
Section 8 of Article II of the Company's By-laws provides that the Company shall indemnify any person who is a party to any suit or proceeding, whether civil, criminal or administrative, because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding to the extent that such person is not otherwise indemnified and such indemnification is not prohibited by applicable law; and the Board of Directors of the Company may, and on request of any such person is required to, determine in each case whether or not the standards in any applicable statute have been met, or such determination may be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index on page II-7.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                          (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its

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counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Voorhees, State of New Jersey, on this 3rd day of May, 2001.

                                       AMERICAN WATER WORKS COMPANY, INC.


                                       By: /s/ J. James Barr
                                          --------------------------------------
                                          J. James Barr
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints
W. Timothy Pohl as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                          DATE
         ---------                      -----                          ----

/s/ J. James Barr          President, Chief Executive             May 3, 2001
--------------------       Officer and Director
J. James Barr


/s/ Ellen C. Wolf          Chief Financial Officer                May 3, 2001
--------------------
Ellen C. Wolf


/s/ Robert D. Sievers      Comptroller                            May 3, 2001
----------------------     (Chief Accounting Officer)
Robert D. Sievers


                                      II-5
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         SIGNATURE                     TITLE                           DATE
         ---------                     -----                           ----

/s/ Marilyn Ware                 Chairman of the Board             March 1, 2001
-------------------------
Marilyn Ware


/s/ Anthony P. Terracciano       Vice Chairman                     March 1, 2001
-------------------------
Anthony P. Terracciano


/s/ William O. Albertini         Director                          March 1, 2001
-------------------------
William O. Albertini


/s/ Rhoda W. Cobb                Director                          March 1, 2001
-------------------------
Rhoda W. Cobb


/s/ Elizabeth H. Gemmill, Esq.   Director                          March 1, 2001
------------------------------
Elizabeth H. Gemmill, Esq.


/s/ Ray J. Groves                Director                          March 1, 2001
-------------------------
Ray J. Groves


/s/ Henry G. Hager               Director                          March 1, 2001
-------------------------
Henry G. Hager


/s/ Frederick S. Kirkpatrick     Director                          March 1, 2001
----------------------------
Frederick S. Kirkpatrick


/s/ Gerald C. Smith              Director                          March 1, 2001
-------------------------
Gerald C. Smith


/s/ Nancy W. Wainwright          Director                          March 1, 2001
-------------------------
Nancy W. Wainwright


/s/ Paul W. Ware                 Director                          March 1, 2001
-------------------------
Paul W. Ware


/s/ Ross A. Webber               Director                          March 1, 2001
-------------------------
Ross A. Webber


                                 Director                          March 1, 2001
-------------------------
William S. White


/s/ Horace Wilkins, Jr.          Director                          March 1, 2001
-------------------------
Horace Wilkins, Jr.


                                      II-6
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                                  EXHIBIT INDEX

                     EXHIBIT NUMBERS ARE IN ACCORDANCE WITH
                THE EXHIBIT TABLE IN ITEM 601 OF REGISTRATION S-K
                -------------------------------------------------

EXHIBIT NO.                                                DOCUMENT
-----------                                                --------

       5                OPINION RE LEGALITY

                        Opinion of Dechert

      23                CONSENTS

                        (a)   Consent of Independent Accountants

                        (b) Consent of Dechert (contained in opinion filed as Exhibit 5 to this Registration Statement)

      24                POWER OF ATTORNEY

                        See pages II-5 and II-6 of this Registration
                        Statement.


                                      II-7